Exhibit 99.1

EPAM Reports Results for Third Quarter 2020

Third quarter revenues of $652.2 million, up 10.9% year-over-year
GAAP Diluted EPS of $1.53 for the third quarter
Non-GAAP Diluted EPS of $1.65 for the third quarter

Newtown, PA — November 5, 2020 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its third quarter ended September 30, 2020.

“EPAM’s solid third quarter performance was the result of an improving demand environment along with the ongoing expansion of the Company’s capabilities—enabling us to continue supporting our customers in the execution of their transformation programs,” said Arkadiy Dobkin, CEO & President, EPAM. “Our continuous efforts on implementing internally the principles of an adaptive organization, allow us to navigate the realities of the global economic environment more effectively, while increasing the value we bring to our clients and extending our market position as a trusted digital solutions partner.”

Third Quarter 2020 Highlights
•Revenues increased to $652.2 million, a year-over-year increase of $64.1 million, or 10.9%, and on a constant currency basis, revenues were up 10.0% over the corresponding period last year;
•GAAP income from operations was $96.4 million, an increase of $15.8 million, or 19.6%, compared to $80.6 million in the third quarter of 2019;
•Non-GAAP income from operations was $123.3 million, an increase of $23.6 million, or 23.6%, compared to $99.7 million in the third quarter of 2019;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.53, an increase of $0.37, or 31.9%, compared to $1.16 in the third quarter of 2019 based on weighted average diluted shares outstanding of 58.6 million; and
•Non-GAAP diluted EPS was $1.65, an increase of $0.26, or 18.7%, compared to $1.39 in the third quarter of 2019.
Cash Flow and Other Metrics
•Cash provided by operating activities was $385.0 million for the first nine months of 2020, compared to $162.9 million for the first nine months of 2019;
•Cash and cash equivalents totaled $1,161.1 million as of September 30, 2020, an increase of $224.5 million, or 24.0%, from $936.6 million as of December 31, 2019; and
•Total headcount was approximately 38,000 as of September 30, 2020. Included in this number were approximately 33,800 delivery professionals, an increase of 7.4% from September 30, 2019.

Fourth Quarter 2020 Outlook

The Company expects the following for the fourth quarter:
•Revenues will be in the range of $695 million to $705 million for the fourth quarter reflecting a year-over-year growth rate of approximately 10.6% at the mid-point of the range. The Company expects that foreign currency translation will have a negligible impact on year-over-year revenue growth during the quarter;
•For the fourth quarter, the Company expects GAAP income from operations to be in the range of 14% to 15% of revenues and non-GAAP income from operations to be in the range of 17.5% to 18.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 15% and its non-GAAP effective tax rate to be approximately 23%; and
•The Company expects GAAP diluted EPS will be in the range of $1.44 to $1.54 for the quarter, and non-GAAP diluted EPS will be in the range of $1.63 to $1.73 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 58.9 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, November 5, 2020 at 8:00 a.m. Eastern time. The live conference call will be available by dialing +1 (844) 707-0662 or +1 (703) 318-2250 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at https://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 (outside of the U.S.) and entering the conference ID 4187416. The replay will be available until November 12, 2020.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its software engineering expertise to become a leading global product development, digital platform engineering, and top digital and product design agency. Through its ‘Engineering DNA’ and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver next-gen solutions that turn complex business challenges into real business outcomes. EPAM’s global teams serve customers in more than 30 countries across North America, Europe, Asia and Australia. As a recognized market leader in multiple categories among top global independent research agencies, EPAM was one of only four technology companies to appear on Forbes 25 Fastest Growing Public Tech Companies list every year of publication since 2013 and was the only IT services company featured on Fortune's 100 Fastest-Growing Companies list of 2019. Learn more at www.epam.com and follow EPAM on Twitter @EPAMSYSTEMS and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. Those future events and trends may relate to, among other things, the anticipated impact of the COVID-19 pandemic and civil unrest in the geographies where we operate and the effect that they may have on our sales, operations, access to capital, revenues, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the factors discussed in the Company’s most recent Annual Report on Form 10-K, the factors discussed in the Company’s Quarterly Report on Form 10-Q, filed on or after the date of this press release, particularly in Part I. Item 2. (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Part II. Item 1A. (Risk Factors), and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$652,243	$588,103	$1,935,985	$1,661,023
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	423,388	377,525	1,266,730	1,078,129
Selling, general and administrative expenses	116,530	118,886	355,829	332,434
Depreciation and amortization expense	15,929	11,127	46,095	32,355
Income from operations	96,396	80,565	267,331	218,105
Interest and other income, net	1,672	2,509	5,875	6,775
Foreign exchange gain/(loss)	5,896	(3,105)	3,253	(10,151)
Income before provision for income taxes	103,964	79,969	276,459	214,729
Provision for income taxes	14,532	12,967	34,838	28,196
Net income	$89,432	$67,002	$241,621	$186,533
Foreign currency translation adjustments, net of tax	199	(10,114)	(15,878)	(4,551)
Unrealized (loss)/gain on cash-flow hedging instruments, net of tax	(498)	(2,163)	(3,420)	2,474
Comprehensive income	$89,133	$54,725	$222,323	$184,456

Net income per share:
Basic	$1.60	$1.22	$4.34	$3.42
Diluted	$1.53	$1.16	$4.14	$3.24
Shares used in calculation of net income per share:
Basic	55,884	54,878	55,625	54,604
Diluted	58,616	57,844	58,341	57,567

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	As of September 30, 2020	As of December 31, 2019
Assets
Current assets
Cash and cash equivalents	$1,161,065	$936,552
Short-term investments	60,089	9
Trade receivables and contract assets, net of allowance of $5,371 and $2,920, respectively	493,225	497,716
Prepaid and other current assets	37,843	39,934
Total current assets	1,752,222	1,474,211
Property and equipment, net	163,689	165,259
Operating lease right-of-use assets, net	232,780	238,991
Intangible assets, net	54,321	56,258
Goodwill	207,764	195,043
Deferred tax assets	90,071	75,013
Other noncurrent assets	54,578	39,433
Total assets	$2,555,425	$2,244,208

Liabilities
Current liabilities
Accounts payable	$10,785	$7,831
Accrued compensation and benefits expenses	263,918	230,035
Accrued expenses and other current liabilities	65,242	82,476
Income taxes payable, current	13,779	9,064
Operating lease liabilities, current	61,107	57,542
Total current liabilities	414,831	386,948
Long-term debt	25,039	25,074
Income taxes payable, noncurrent	43,259	45,878
Operating lease liabilities, noncurrent	183,935	180,848
Other noncurrent liabilities	28,127	9,315
Total liabilities	695,191	648,063
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 56,001,270 and 55,207,446 shares issued, 55,981,535 and 55,187,711 shares outstanding at September 30, 2020 and December 31, 2019, respectively	56	55
Additional paid-in capital	648,686	607,051
Retained earnings	1,262,341	1,020,590
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(50,672)	(31,374)
Total stockholders’ equity	1,860,234	1,596,145
Total liabilities and stockholders’ equity	$2,555,425	$2,244,208

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on a constant currency basis is presented in the table below:

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Revenue growth as reported	10.9%	16.6%
Foreign exchange rates impact	(0.9)	0.2
Revenue growth on a constant currency basis(1)	10.0%	16.8%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$423,388	$(10,854)	$412,534	$1,266,730	$(23,796)	$1,242,934
Selling, general and administrative expenses(3)	$116,530	$(12,976)	$103,554	$355,829	$(36,497)	$319,332
Income from operations(4)	$96,396	$26,916	$123,312	$267,331	$69,508	$336,839
Operating margin	14.8%	4.1%	18.9%	13.8%	3.6%	17.4%
Net income(5)	$89,432	$7,254	$96,686	$241,621	$22,915	$264,536
Diluted earnings per share	$1.53		$1.65	$4.14		$4.53

	Three Months Ended September 30, 2019			Nine Months Ended September 30, 2019
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$377,525	$(7,580)	$369,945	$1,078,129	$(27,841)	$1,050,288
Selling, general and administrative expenses(3)	$118,886	$(9,037)	$109,849	$332,434	$(28,264)	$304,170
Income from operations(4)	$80,565	$19,171	$99,736	$218,105	$63,398	$281,503
Operating margin	13.7%	3.3%	17.0%	13.1%	3.8%	16.9%
Net income(5)	$67,002	$13,215	$80,217	$186,533	$38,920	$225,453
Diluted earnings per share	$1.16		$1.39	$3.24		$3.92

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Stock-based compensation expenses	$10,854	$7,580	$23,796	$27,841
Total adjustments to GAAP cost of revenues(2)	10,854	7,580	23,796	27,841
Stock-based compensation expenses	12,620	7,891	30,998	25,183
Other acquisition-related expenses	243	1,144	859	2,505
One-time charges	113	2	4,640	576
Total adjustments to GAAP selling, general and administrative expenses(3)	12,976	9,037	36,497	28,264
Amortization of acquired intangible assets	3,086	2,554	9,215	7,293
Total adjustments to GAAP income from operations(4)	26,916	19,171	69,508	63,398
Change in fair value of contingent consideration included in Interest and other income, net	(43)	—	(1,481)	1,356
Impairment of investment	—	—	313	—
Foreign exchange gain/(loss)	(5,896)	3,105	(3,253)	10,151
Provision for income taxes:
Tax effect on non-GAAP adjustments	(4,558)	(4,833)	(13,181)	(15,503)
Excess tax benefits related to stock-based compensation	(9,165)	(4,228)	(28,991)	(20,482)
Total adjustments to GAAP net income(5)	$7,254	$13,215	$22,915	$38,920

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In percent, except per share amounts)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue growth on a GAAP basis to expected revenue growth on a constant currency basis is presented in the table below:

Fourth Quarter 2020
Revenue growth (at mid-point of the range)	10.6%
Foreign exchange rates impact	—%
Revenue growth on a constant currency basis (at mid-point of the range) (6)	10.6%

(6)	Constant currency revenue results are calculated by translating expected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

Fourth Quarter 2020
GAAP income from operations as a percentage of revenues	14% to 15%
Stock-based compensation expenses	3.0%
Included in cost of revenues (exclusive of depreciation and amortization)	1.4%
Included in selling, general and administrative expenses	1.6%
Amortization of purchased intangible assets	0.5%
Non-GAAP income from operations as a percentage of revenues	17.5% to 18.5%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

Fourth Quarter 2020
GAAP effective tax rate (approximately)	15%
Tax effect on non-GAAP adjustments	3.1%
Excess tax benefits related to stock-based compensation	4.9%
Non-GAAP effective tax rate (approximately)	23%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

Fourth Quarter 2020
GAAP diluted earnings per share	$1.44 to $1.54
Stock-based compensation expenses	0.33
Included in cost of revenues (exclusive of depreciation and amortization)	0.15
Included in selling, general and administrative expenses	0.18
Amortization of acquired intangible assets	0.05
Foreign exchange loss	0.05
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.09)
Excess tax benefits related to stock-based compensation	(0.15)
Non-GAAP diluted earnings per share	$1.63 to $1.73